SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2006

AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11720	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3524 Airport Road
Maiden, North Carolina 28650
(Address of Principal Executive Offices)
(Zip Code)

(704) 377-2109
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

______Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

______Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

______Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

______Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Definitive Material Agreement

On January 12, 2006, Air T, Inc. (the “Company”) and Bank of America, N.A. agreed to a temporary increase in the amount that the Company may borrow under its line of credit with Bank of America, N.A. from $7,000,000 to $8,000,000. The amount of the line of credit will revert to $7,000,000 on April 30, 2006. In connection with, and to evidence, such increase in the line of credit, the Company and its subsidiaries entered into a promissory note dated January 12, 2006 in the amount of $8,000,000, which promissory note is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1 Promissory Note dated January 12, 2006 made by Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC CSA Air, Inc. and MAC Aviation Services, LLC in favor of Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006

AIR T, INC.

By: /s/ John J. Gioffre
John J. Gioffre, Vice President-Finance and Secretary

Exhibit Index

Exhibit	Description
Exhibit 10.1	Promissory Note dated January 12, 2006 made by Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC CSA Air, Inc. and MAC Aviation Services, LLC in favor of Bank of America, N.A.